Exhibit 1.2



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                             GRAND COURT LIFESTYLES, INC.

                                         AND

                           NATIONAL SECURITIES CORPORATION


                                   ---------------




                                   REPRESENTATIVE'S
                                  WARRANT AGREEMENT




                              Dated as of March _, 1997




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

               REPRESENTATIVE'S WARRANT AGREEMENT dated as of __________, 1997 between GRAND COURT LIFESTYLES, INC., a Delaware corporation (the "Company"), and NATIONAL SECURITIES CORPORATION (hereinafter referred to variously as the "Holder" or the "Representative").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

          WHEREAS, the Company proposes to issue to the Representative (and/or its designees) warrants ("Warrants") to purchase up to an aggregate 150,000 shares of _____% Senior Convertible Redeemable Preferred Stock, $.0001 par value, of the Company (the "Convertible Preferred Stock"), 150,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, or any combination of such securities at the exercise prices set forth herein; and

          WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof among the Company, John Luciani, Bernard Rodin and the several Underwriters listed therein to act as the Representative in connection with the Company's proposed public offering of 1,500,000 shares of Convertible Preferred Stock and 1,500,000 shares of Common Stock at an initial public offering price of $10.00 per share of Convertible Preferred Stock and $10.00 per share of Common Stock (the "Public Offering"); and

          WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;

          NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate thirty dollars ($30.00), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

               1.   Grant.  Subject to the issuance and sale of the Common Stock
                    -----
     and Convertible Preferred Stock in accordance with the Underwriting Agreement on the Closing Date, the Representative (and/or its designees) is hereby granted the right to purchase, at any time from __________, 1998 [one year from the effective date of the Registration Statement], until 5:30 P.M., New York time, on __________, 2002 [five years from the effective date of the Registration Statement], at which time the Warrants expire (the "Expiration Date"), up to an aggregate of (a) 150,000 shares of Convertible Preferred Stock (the "Preferred Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $16.50 per
                                                 -------
     share of Convertible Preferred Stock [165% of the initial public offering price per share of Convertible Preferred Stock], or in the event the Convertible Preferred Stock has been redeemed by the Company or converted into shares of Common Stock in accordance with the terms of the Convertible Preferred Stock, up to 125,000 shares (subject to adjustment as provided in
     Section 8 hereof) of Common Stock (the "Conversion Shares") at an initial
     -------
     exercise price (subject to adjustment as provided in Section 8 hereof) of
                                                          -------
     $19.80 per share of Common Stock [165% of the initial public offering price per share of Convertible Preferred Stock divided by the Conversion Rate, as defined in and calculated pursuant to that certain Certificate of
     Designation, Preferences and Rights of   % Series A Senior Convertible
     Redeemable Preferred Stock of Grand Court Lifestyles, Inc. (the "Certificate of Designation"), dated as of __________, 1997 and filed with the Secretary of State of the State of Delaware] and (b) 150,000 shares of Common Stock (the "Common Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $16.50 per share of Common
                               -------
     Stock [165% of the initial public offering price per share of Common Stock], or any combination of such Preferred Shares, Conversion Shares and/or Common Shares at such exercise prices set forth herein, all subject to the terms and conditions of this Agreement.

          It is expressly understood that this Agreement entitles the Representative to purchase Warrants in the aggregate amount of ten percent (10%) of the number of securities offered to the public (excluding the over allotment option) on an as converted basis (subject to adjustment as provided in Section 8 hereof). Therefore, in the case of the Warrants to
                 -------
     purchase shares of Convertible Preferred Stock, each share of Convertible Preferred Stock purchased hereunder will reduce the number of Preferred Shares purchasable by the Representative by one (subject to adjustment as provided in Section 8 hereof). Similarly, each Conversion Share purchased
                 -------
     hereunder will reduce the number of Preferred Shares purchasable by the Representative by 1.2 shares of Convertible Preferred Stock and will reduce the number of Conversion Shares purchasable by the Representative by one (subject to adjustment as provided in Section 8 hereof). Except as set
                                           -------
     forth herein, the shares of Convertible Preferred Stock and shares of Common Stock issuable upon exercise of the Warrants are in all respects identical to the shares of Convertible Preferred Stock and shares of Common Stock being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement. The Preferred Shares, the Conversion Shares and the Common Shares issuable upon redemption or conversion of the Preferred Shares or exercise of the Warrants are sometimes hereinafter referred to collectively as the "Securities."

               2.   Warrant Certificates. The warrant certificates (the "Warrant
                    --------------------
     Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

               3.   Exercise of Warrant.
                    -------------------

               Section 3.1    Method of Exercise. The Warrants initially are
                              ------------------
     exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per Preferred Share, Conversion Share and
                    -------
     Common Share set forth in Section 6 hereof payable by certified or official
                               -------
     bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. The registered holder of a Warrant
                 -------
     Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Securities upon: (a) surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, (b) with payment of the Exercise Price (as hereinafter defined) for the Preferred Shares, Conversion Shares and/or Common Shares purchased at the Company's principal executive offices in Boca Raton, Florida (presently located at 2650 N. Military Trail, Suite 350, Boca Raton, Florida); and (c) delivery to the Company of a duly executed agreement signed by the person(s) designated in the Form of Election to Purchase to the effect that such person(s) agree(s) to be bound by all the terms and conditions of this Warrant, including without limitation the provisions of
     Section 7 and 8. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Preferred Shares, Conversion Shares and Common Shares underlying the Warrants). In the event the Company redeems all of the shares of Convertible Preferred Stock (other than the Preferred Shares underlying the Warrants), then the Warrants may only be exercised if such exercise is accompanied by the simultaneous conversion of the Preferred Shares, underlying the Warrants being so exercised. Warrants may be exercised to purchase all or part of the Preferred Shares, Conversion Shares and/or Common Shares purchasable thereunder. In the case of the purchase of less than all the Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Securities purchasable thereunder.

               Section 3.2    Exercise by Surrender of Warrant. In addition to
                              --------------------------------
     the method of payment set forth in Section 3.1 and in lieu of any cash
                                        -------
     payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in
     Section 3.1 in exchange for the number of shares of Common Stock equal to
     -------
     the quotient derived from dividing the numerator (x) an amount equal to the difference between (A) the sum of (1) the number of Preferred Shares as to which the Warrants are being exercised multiplied by the per Preferred Share Market Price, (2) the number of Conversion Shares as to which the Warrants are being exercised multiplied by the per Conversion Share Market Price and (3) the number of Common Shares as to which the Warrants are being exercised multiplied by the per Common Share Market Price, and (B) the sum of the number of Warrants which are being exercised multiplied by the Exercise Price as then in effect, by the denominator (y) the per share Market Price of the Common Stock. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is sent to the Company pursuant to
     Section 14 hereof ("Notice Date") or (ii) as the average of the Market
     -------
     Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

               Section 3.3    Definition of Market Price. As used herein, the
                              --------------------------
     phrase "Market Price" at any date shall be deemed to be (i) when referring to the Preferred Shares, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the Nasdaq National Market ("NNM") or the principal securities exchange on which the Convertible Preferred Stock is listed or admitted to trading, or, if the Convertible Preferred Stock is not listed or admitted to trading on NNM or any national securities exchange or otherwise quoted by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Convertible Preferred Stock is not quoted on Nasdaq, as determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it; or (ii) when referring to the Conversion Shares or the Common Shares, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by NNM or the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on NNM or any national securities exchange or otherwise quoted by Nasdaq, the average closing bid price as furnished by the NASD through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

               4.   Issuance of Certificates. Upon the exercise of the Warrants,
                    ------------------------
     the issuance of certificates for the Securities and/or other securities, properties or rights underlying such Warrants and, upon the redemption or conversion of the Preferred Shares, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Preferred Shares, as the case may be, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any transfer tax, stamp, duty or other similar tax, which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections
                                                                        --------
     5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and the certificates representing the Securities underlying the Warrants and the shares of Common Stock underlying the Preferred Shares (and/or other securities, properties or rights issuable upon the redemption or conversion of the Preferred Shares or the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates. Certificates representing the Securities (and/or other securities, properties or rights issuable upon the redemption or conversion of the Preferred Shares or exercise of the Warrants) shall be dated as of the Notice Date (regardless of when executed or delivered) and dividend bearing securities so issued shall accrue dividends from the Notice Date.

               5.   Restriction On Transfer of Warrants.  (a) The Holder of a
                    -----------------------------------
     Warrant Certificate, by its acceptance thereof, represents, warrants, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Representative, subject to compliance with applicable Federal and state securities laws and Interpretations of the Board of Governors of the National Associates of Securities Dealers, Inc.

               (b) Between one year from the date hereof and the Expiration Date inclusive, this Warrant shall be freely transferable, in whole or in part, subject to the other terms and conditions hereof and to compliance with applicable federal and state securities laws.

               (c) Any transfer of this Warrant permitted by this Section 5 shall be effected by: (i) surrender of this Warrant for cancellation (with the annexed Form of Assignment duly executed) at the office or agency of the Company referred to in Section 3; (ii) delivery of a certificate (signed, if the Holder is a corporation or partnership, by an authorized officer or partner thereof), stating that each transferee designated in the assignment form is a permitted transferee under this Section 5; and (iii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal or state securities laws. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date provisions of this Section 5(c) are satisfied, and the transferee(s) designated in the assignment form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same number of shares of Convertible Preferred and Common Stock (or such other securities) as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context otherwise requires), the term "Holder" shall include each such transferee, and the term "Warrant" shall include each such transferred Warrant.

               6.   Exercise Price.
                    --------------

               Section 6.1    Initial and Adjusted Exercise Price.  Except as
                              -----------------------------------
     otherwise provided in Section 8 hereof, the initial exercise price of each
                           -------
     Warrant shall be $_____ [165% of the initial public offering price] per share of Convertible Preferred Stock, $____ [165% of the initial public offering price per share of Convertible Preferred Stock divided by the Conversion Rate, as defined in and calculated pursuant to the Certificate of Designations] per Conversion Share and $_____ [165% of the initial public offering price] per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof. Any transfer of a Warrant shall constitute
                   -------
     an automatic transfer and assignment of the registration rights set forth in Section 7 hereof with respect to the Securities or other securities,
        -------
     properties or rights underlying the Warrants.

               Section 6.2    Exercise Price. The term "Exercise Price" herein
                              --------------
     shall mean the initial exercise price or the adjusted exercise price, depending upon the context or unless otherwise specified.

               7.   Registration Rights.
                    -------------------

               Section 7.1    Registration Under the Securities Act of 1933.
                              ---------------------------------------------
     The Securities issuable upon exercise of the Warrants and the shares of Common Stock issuable upon redemption or conversion of the Preferred Shares (collectively, the "Warrant Securities") have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-1 (Registration No. 333-05955) (the "Registration Statement"). All of the representations and warranties of the Company contained in the Underwriting Agreement relating to the Registration Statement, the Preliminary Prospectus and Prospectus (as such terms are defined in the Underwriting Agreement) and made as of the dates provided therein, are incorporated by reference herein. The Company agrees and covenants promptly to file post-effective amendments to such Registration Statement as may be necessary in order to maintain its effectiveness and otherwise to take such action as may be necessary to maintain the effectiveness of the Registration Statement as long as any Warrants are outstanding. In the event that, for any reason whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statement, the certificates representing the Warrant Securities shall bear the following legend:

                    The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities may not be offered or sold except pursuant to (i) an effective registration statement under the Act,
                    (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

     For purposes of Section 7.2, 7.3 and 7.4 hereof, the Warrant Securities shall also include any of the other securities issuable upon redemption or conversion of the Preferred Shares or exercise of the Warrants.

               Section 7.2    Piggyback Registration.
                              ----------------------
               (a) If, at any time commencing one year after the date hereof and expiring six (6) years thereafter, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement (a "Piggyback Registration"); provided, however,
                                                          --------  -------
     that the Holders of the Warrants and/or Warrant Securities shall furnish the Company with appropriate information in connection therewith as the Company may request in writing.

               (b) In the event that the managing underwriter for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) first the securities the Company proposes to sell,
     (b) second, the securities held by the entities, if any, that made a demand for registration, (c) third, the Warrant Securities requested to be included in such registration statement pursuant to Section 7.2 which, in the opinion of such underwriter, can be sold, pro rata among all proposed selling shareholders; provided, that in the event that any Warrant
                           --------
     Securities requested to be included in such registration statement are not so included pursuant to the provisions of this Section 7.2(b), the Company will include such Warrant Securities in a subsequent registration statement that is filed by the Company with the Securities and Exchange Commission no more than one hundred eighty (180) days following the effective date of the registration statement in which such Warrant Securities were not included, and the Company shall maintain the effectiveness of that subsequent registration statement for a period of no less than nine (9) months from its effective date.

               (c)  Notwithstanding the provisions of this Section 7.2, the
                                                           -------
     Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written
                             -------
     request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof, and the Holder of Warrants and/or Warrant Securities may elect in writing, not later than five (5) business days prior to the effectiveness of the registration statement so filed not to have such Holder's Warrant Securities so included in connection with such registration.

               Section 7.3    Demand Registration.
                              -------------------
               (a) At any time commencing one (1) year, after the date hereof and expiring four (4) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under
     Section 7.2 hereof), exercisable by written notice to the Company, to have
     -------
     the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion only, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale by such Holders, and any other Holders of the Warrants and/or Warrant Securities who notify the Company within twenty (20) days after the Company mails notice of such request pursuant to Section 7.3(b) hereof
                                                      -------
     (collectively, the "Requesting Holders"), of their respective Warrant Securities for the earlier of (i) nine (9) consecutive months or (ii) until the sale of all the Warrant Securities requested to be registered by the Requesting Holders; provided, however, the Company shall be entitled to
                         --------  -------
     defer such registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine in good faith that such registration would interfere with a pending corporate transaction.

               (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders
                                         -------
     representing a Majority of the Warrants and/or Warrant Securities to all other registered Holders of the Warrants and the Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

               (c)  In addition to the registration rights under Section 7.2 and
                                                                 -------
     subsection (a) of this Section 7.3, at any time commencing one (1) year
                            -------
     after the date hereof and expiring four (4) years thereafter, any Holder of Warrants and/or Warrant Securities representing twenty five percent (25%) of such securities (see Section 7.4(m) below) shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion only, a registration statement so as to permit a public offering and sale for such period of time ending at the earlier of (i) nine (9) consecutive months from the effective date of an applicable registration statement, or, (ii) until the sale of all Warrant Securities requested to be registered; provided,
                                                                --------
     however, that the provisions of Section 7.4(b) hereof shall not apply to
     -------                         -------
     any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request; and provided, further that the Company shall be entitled to defer
                  --------  -------
     such registration for a period of up to ninety (90) days if and to the extent that its Board of Directors shall determine in good faith that such registration would interfere with a pending corporate transaction.

               (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a)
                                                            -------
     hereof pursuant to the written notice specified in Section 7.3(a) of a
                                                        -------
     Majority of the Holders of the Warrants and/or Warrant Securities, the Company may, at its option, upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities requesting such registration, repurchase (i) any and all Warrant Securities of such Holders at the higher of the Market Price per Preferred Share, Conversion Share and Common Share, as the case may be, on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the
                                 -------
     period specified in Section 7.4(a) and (ii) any and all Warrants of such
                         -------
     Holders at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election
        -------
     specified in this Section 7.4(d).
                       -------

               Section 7.4    Covenants of the Company and each Holder With
                              ---------------------------------------------
     Respect to Registration. In connection with any registration under Sections
     -----------------------                                            --------
     7.2 or 7.3 hereof, and except as otherwise provided in this Agreement, the Company and each Holder covenants and agrees as follows:

               (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

               (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the
        --------
     Company's legal and accounting fees, printing expenses, blue sky fees, and expenses, if any. The Holder(s) whose Warrant Securities are the subject of such registration statement will pay all costs, fees and expenses (including those of the Company) in connection with any registration statement filed pursuant to Section 7.3(c).
                                 -------

               (c) The Company will use its best efforts to take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15
                                                                     -------
     of the Act or Section 20(a) of the Securities Exchange Act of 1934, as
                   -------
     amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement; provided, however that the Company shall not be liable in any such case to the extent such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in reliance upon and in conformity with information furnished by Holder(s) of the Warrant Securities to be sold pursuant to such registration statement for use in the preparation thereof.

               (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its owners and directors and each person, if any, who controls the Company within the meaning of
     Section 15 of the Act or Section 20(a) of the Exchange Act, against all
     -------                  -------
     loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, to the extent such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission made in such registration statement, in reliance upon and in conformity with information furnished by the Holder(s) of the Warrant Securities to be sold pursuant to such registration statement for use in the preparation thereof.

               (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

               (g) Notwithstanding the foregoing, if the Warrant Securities are to be distributed by means of an underwritten public offering, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with such underwriter are in conflict with the provisions of Sections 7.4(d) and 7.4(e), the provisions of such underwriting agreement shall be controlling, provided that the Holder is a party to such underwriting agreement.

               (h) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other
                                 -------
     registration statement (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) to be or remain effective during the one hundred eighty (180) day period following the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the
                                              -------
     prior written consent of the Holders of the Warrants and Warrant Securities representing a Majority of such securities, which consent shall not be unreasonably withheld.

               (i) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

               (j) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11 (a) of the Act and covering a period of
                             -------
     at least 12 consecutive months beginning after the effective date of the registration statement.

               (k) The Company shall deliver promptly to each Holder participating in the Offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

               (l) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, the identity of which managing underwriter shall be consented to by the Company, and which consent cannot be unreasonably withheld; provided that the Representative shall be entitled to serve as such
     --------
     managing underwriter if the Holders holding a Majority of the Warrant Securities elect that the Representative do so. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders and their intended methods of distribution.

               (m) For purposes of this Agreement, a specified "percentage" of the Warrants or Warrant Securities shall mean (i) that number of the Warrants which equals the specified percentage of the then outstanding Warrants, or (ii) such number of the Warrant Securities, following assumed conversion of all convertible securities included within the Warrant Securities, as would entitle the Holders to ownership of the specified percentage of the Common Stock (x) to be acquired upon full exercise of the Warrants and (y) be acquired upon conversion of all convertible securities which may be acquired upon full exercise of the Warrants, other than Warrants or Warrant Securities that are held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or that have been resold to the public pursuant to a registration statement filed with the Commission under the Act.

               8.   Obligation of Holders .  It shall be a condition precedent
                    ---------------------
     to the obligations of the Company to take any action pursuant to Section 7 hereof that each of the selling Holders shall:

               (a) Furnish to the Company such information regarding themselves, the Warrant Securities held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Securities.

               (b) Notify the Company, at any time when a prospectus relating to the Warrant Securities covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

               9.   Adjustments to Exercise Price and Number of Securities.
                    ------------------------------------------------------

               Section 9.1    Subdivision and Combination. In case the Company
                              ---------------------------
     shall at any time subdivide or combine the outstanding shares of Convertible Preferred Stock or Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

               Section 9.2    Stock Dividends and Distributions. In case the
                              ---------------------------------
     Company shall pay a dividend in, or make a distribution of, shares of Convertible Preferred Stock, Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2
                                                                    -------
     shall be made as of the record date for the subject stock dividend or distribution.

               Section 9.3    Adjustment in Number of Securities. Upon each
                              ----------------------------------
     adjustment of the Exercise Price pursuant to the provisions of this Section
                                                                         -------
     8, the number of Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

               Section 9.4    Definition of Common Stock and Convertible
                              ------------------------------------------
     Preferred Stock. (a) For the purpose of this Agreement, the term "Common
     ---------------
     Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either the Warrant Securities or a like number of such securities with greater or superior voting rights.

               (b) For the purpose of this Agreement, the term "Convertible Preferred Stock" shall mean the Convertible Preferred Stock purchased by the Underwriters for resale to the public in the Public Offering pursuant to the terms of the Underwriting Agreement, as such Convertible Preferred Stock is more particularly described in the Certificate of Designation, as the same may be amended from time to time. The Preferred Shares issuable upon exercise of the Warrants shall be identical to the Convertible Preferred Stock described in the Certificate of Designation. In the event of any change after the date hereof in the Conversion Rate (as defined in and calculated pursuant to the Certificate of Designation) or, the time period for conversion of, or the number or class of securities issuable upon conversion of, the Convertible Preferred Stock, the Holder of any Warrant shall receive upon exercise thereof Preferred Shares with a conversion ratio (and an effective conversion price) equal to the Conversion Rate (and an effective Conversion Price) then in effect for, convertible for such number and class of securities as would be issuable upon the conversion of, and convertible for such period of time as, shares of Convertible Preferred Stock issued and outstanding on the date hereof after giving effect to such change. In addition, in the event that the Company grants to the holders of Convertible Preferred Stock upon the conversion thereof any benefits or inducements not set forth in the Certificate of Designation, the Holder shall be entitled to receive such benefit or inducement upon the exercise by such Holder of any Warrant(s) to purchase Preferred Shares or Conversion Shares.

               Section 9.5    Merger or Consolidation.  In case of any
                              -----------------------
     consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock or Convertible Preferred Stock or other securities issuable upon exercise of the Warrants or redemption or conversion of the Convertible Preferred Stock), or in the case of any sale or conveyance to another person, corporation or other entity of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such consolidation, merger, sale or conveyance, the Company or such successor or purchasing entity, as the case may be, shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of securities of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section
                                                                         -------
     8. The above provision of this subsection shall similarly apply to successive consolidations, mergers, sales or conveyances.

               Section 9.6    No Adjustment of Exercise Price in Certain Cases.
                              ------------------------------------------------

     No adjustment of the Exercise Price shall be made:

               (a) Upon the issuance or sale of the Warrants or the Warrant Securities issuable upon the exercise of the Warrants;

               (b) Upon the issuance or sale of Common Stock or Convertible Preferred Stock (or any other security convertible exercisable, or exchangeable into shares of Common Stock or Convertible Preferred Stock) upon the direct or indirect conversion, exercise, or exchange of any options, rights, warrants, or other securities or indebtedness of the Company outstanding as of the date of this Agreement or granted pursuant to any stock option plan of the Company; provided, that, in the case of all
                                           --------
     such stock option plans, the aggregate amount of Common Stock issued thereunder does not exceed 15% of the number of shares of Common Stock then outstanding after giving effect to the conversion, exercise or exchange of all securities convertible, exercisable or exchangeable for Common Stock, including the Convertible Preferred Stock then outstanding; or

               (c) If the amount of said adjustment shall be less than ten cents (10 cents) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents (10 cents) per Warrant Security.

               Section 9.7    Form of Warrant After Adjustments.  The form of
                              ---------------------------------
     the Warrant Certificates need not be changed because of any adjustments in the Exercise Price or number of Warrant Securities, and warrant certificates theretofore or thereafter issued may continue to express the same Exercise Price and number of Warrant Securities as are stated in the respective Warrant Certificates, as initially issued.

               10.  Exchange and Replacement of Warrant Certificates. Each
                    ------------------------------------------------
     Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender. The Company may require such Holder to pay only those expenses which represent a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange.

               Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

               11.  Elimination of Fractional Interests.  The Company shall not
                    -----------------------------------
     be required to issue certificates representing fractions of shares of Convertible Preferred Stock or shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Convertible Preferred Stock or shares of Common Stock or other securities, properties or rights.

               12.  Reservation and Listing of Securities.  The Company shall at
                    -------------------------------------
     all times reserve and keep available out of its authorized shares of Convertible Preferred Stock and Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Convertible Preferred Stock and Common Stock or other securities, properties or rights as shall be issuable upon the exercise, conversion or redemption thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Convertible Preferred Stock, shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon redemption or conversion of the Preferred Shares, and payment of the respective Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise, redemption or conversion, as the case may be, shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Convertible Preferred Stock and Common Stock issuable upon the exercise of the Warrants and all shares of Common Stock issuable upon conversion or redemption of the Preferred Shares to be listed (subject to official notice of issuance) on all securities exchanges on which the Convertible Preferred Stock and/or Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq.

               13.  Notices to Warrant Holders.  Nothing contained in this
                    --------------------------
     Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

     then, in any one or more of said events, the Company shall give written notice of such event at least twenty one (21) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

               14.  [Intentionally Left Blank]

               15.  Notices.
                    -------

               All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

               (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company;

               (b)  If to the Company, to the address set forth in Section 3
                                                                   -------
     hereof or to such other address as the Company may designate by notice to the Holders; or

               (c) If to the Representative, to National Securities Corporation, 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154,
     Attention: General Counsel.

               16.  Supplements and Amendments. The Company and the
                    --------------------------
     Representative may from time to time supplement or amend this Agreement in a writing signed by both parties without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

               17.  Successors. All the covenants and provisions of this
                    ----------
     Agreement shall be binding upon and inure to the benefit of the Company, the Representative, the Holders and their respective successors and assigns hereunder.

               18.  Termination.  This Agreement shall terminate at the close of
                    -----------
     business on __________, 2004. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination
                                   -------
     until the close of business on __________, 2010.

               19.  Governing Law: Submission to Jurisdiction. This Agreement
                    -----------------------------------------
     and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

               The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal
                  -------
     service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

               20.  Entire Agreement: Modification. This Agreement (including
                    ------------------------------
     the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

               21.  Severability.  If any provision of this Agreement shall be
                    ------------
     held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement.

               22.  Captions.  The caption headings of the Sections of this
                    --------
     Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

               23.  Benefits of this Agreement.  Nothing in this Agreement shall
                    --------------------------
     be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or Warrant Securities.

               24.  Counterparts. This Agreement may be executed in any number
                    ------------
     of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   GRAND COURT LIFESTYLES, INC.


                                   By:  ________________________________________
                                        Name:
                                        Title:


                                   NATIONAL SECURITIES CORPORATION


                                   By:  ________________________________________
                                        Name:
                                        Title:

                                                           EXHIBIT A

                            [FORM OF WARRANT CERTIFICATE]

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
     (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                               EXERCISABLE ON OR BEFORE
                       5:30 P.M., NEW YORK TIME, MARCH __, 2002

     No. W-                                                 Warrants to Purchase
                              _____ Shares of Convertible Preferred Stock and/or
                                                    _____ Shares of Common Stock


                                 WARRANT CERTIFICATE

               This Warrant Certificate certifies that __________, or registered assigns, is the registered holder of __________ Warrants to purchase initially, at any time from __________, 1998 [one year from the effective date of the Registration Statement] until 5:30 p.m. New York time on __________, 2002 [five years from the effective date of the Registration Statement] ("Expiration Date"), up to _________ fully-paid and non-assessable shares of __% Senior Convertible Redeemable Preferred Stock, $.0001 par value ("Convertible Preferred Stock"), of GRAND COURT LIFESTYLES, INC., a Delaware corporation (the "Company") (or in accordance with the Warrant Agreement (as hereinafter defined), such number of shares of Common Stock, other securities and/or property of the Company into which a share of Convertible Preferred Stock may be converted or redeemed (collectively, "Conversion Shares")) and/or __________ fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock"), of the Company at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $ [165% of the initial public offering price] per share of Convertible Preferred Stock, $ per Conversion Share [165% of the initial public offering price per share of Convertible Preferred Stock divided by the Conversion Rate, as defined in and calculated pursuant to the Certificate of Designation], and $__________ [165% of the initial public offering price] per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

               No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

               The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

               Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

               Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

               The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


     Dated as of______________, 1997


                                   GRAND COURT LIFESTYLES, INC.


                                   By:  _________________________
                                        Name:
                                        Title:

                [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

     [ ]  __________     shares of Convertible Preferred Stock;

     [ ]  __________     shares of Common Stock;



     and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of Grand Court Lifestyles, Inc. in the amount of $__________, all in accordance with the terms of Section 3.1 of the Representative's Warrant Agreement dated as
                  -------
     of __________, 1997 between Grand Court Lifestyles, Inc. and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of __________ whose address is _____________ and that such Certificate be delivered to _______________ whose address is _______________.

     Dated:                        Signature ___________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                                   _____________________________________________
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)

                [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock, and herewith tenders in payment for such securities __________ Warrants in respect of Common Shares, _____ Warrants in respect of Conversion Shares and ______ Warrants in respect of Convertible Preferred Shares all in accordance with the terms of Section 3.2 of the
                                                -------
     Representative's Warrant Agreement dated as of , 1997 between Grand Court Lifestyles, Inc. and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of __________ whose address is __________ and that such Certificate be delivered to ____________________ whose address is ____________________.


     Dated:                        Signature ___________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                                   _____________________________________________
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)

                                 [FORM OF ASSIGNMENT]

               (To be executed by the registered holder if such holder
                    desires to transfer the Warrant Certificate.)

          FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

     ___________________________________________________________________________
                    (Please print name and address of transferee)

     this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



     Dated:                        Signature ___________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                                   _____________________________________________
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)